UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

                                December 3, 2014
                Date of Report (Date of earliest event reported)


                           FIRST AMERICAN SILVER CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                     000-54327                    98-0579157
(State or other jurisdiction        (Commission                 (IRS Employer
      of incorporation)             File Number)             Identification No.)

                              11380 S. Virginia St
                                   Suite 2011
                               Reno, Nevada 89511
                    (Address of Principal Executive Offices)

                                  888-332-3660
              (Registrant's telephone number, including area code)

                                      N/A
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(A) RESIGNATION OF DIRECTOR

Effective November 1, 2014, Thomas Menning resigned from the Company's board of directors due to personal and medical reasons. A copy of Mr. Menning's resignation letter is attached hereto as Exhibit 17.1.

(B) RESIGNATION OF OFFICER

Effective November 1, 2014, Tom Menning also resigned as Chief Executive Officer and all other positions in the Company.

(C) APPOINTMENT OF OFFICERS

Effective December 3, 2014, the Board of Directors of the Company (the "Board") appointed Mark Radom as chief executive officer of the Company.

Mark Radom has not previously held any positions with the Company and there is no arrangement or understanding between Mark Radom and any other person(s) pursuant to which he was selected as an officer of the Company. Mark Radom no family relationships with any director or executive officer of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transaction involving Mark Radom requiring disclosure under Item 404(a) of Regulation S-K.

The Board believes that Mr. Radom's extensive experience in business development and management of complex projects will be invaluable in achieving the Company's goals.

Professional History of Mark Radom

From August 2014 to-date, Mr. Radom has served as chief executive officer and director of Graphite Corp., a company in the graphite mining and graphene technology space. From February 2010 to-date, Mr. Radom has served as the chief carbon officer and from October 2010 through August 2014 general counsel of Bluesphere Corporation. From 2009 through 2010, Mr. Radom was managing director of Carbon MPV Limited, a Cyprus company focused on developing renewable energy and carbon credit projects. From 2007 to 2009, Mr. Radom was general counsel and chief operating officer of Carbon Markets Global Limited, a London-based carbon credit and renewable energy project developer. Mr. Radom has extensive experience in business development in the renewable energy and carbon credit sectors. He has sourced over U.S. $100,000,000 in renewable energy, industrial gas and carbon credit projects and managed many complex aspects of their implementation. He was legal counsel for a number of carbon and ecological project developers and was responsible for structuring joint ventures and advising on developing projects through the CDM/JI registration cycle and emission reduction purchase agreements under the auspices of the Kyoto Protocol. Prior to this, he worked on Wall Street and in the City of London as a US securities and capital markets lawyer where he represented sovereigns, global

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
investment banks and fortune 500 companies across a broad range of capital raising and corporate transactions. He is a graduate of Duke University and Brooklyn Law School. Mr. Radom is admitted to practice law in New York and New Jersey and speaks fluent Russian.

(D) APPOINTMENT OF DIRECTORS

Effective December 3, 2014, the Board appointed Mark Radom as a director of the Company. Mr. Radom does not have any family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. There is no arrangement or understanding pursuant to which Mr. Radom was appointed as a member of the Board. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K. It is contemplated that Mr. Radom may serve on certain committees of the Board, but no such committee appointments have been made at this time.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

(d) EXHIBITS

Exhibit 17.1 Letter of Resignation from Mr. Thomas Menning.

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
                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          FIRST AMERICAN SILVER CORP.
                                          a Nevada corporation


Dated: December 3, 2014                   By: /s/ Mark Radom
                                             -----------------------------------
                                             Chief Executive Officer


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